UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2024

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.
(b)    On June 4, 2024, James H. Gallegos, Executive Vice President and General Counsel of American Water Works Company, Inc. (the “Company”), notified the Company of his retirement, effective immediately. The Company’s Board of Directors has designated Stacy A. Mitchell, previously Senior Vice President and Deputy General Counsel, as the Company’s Executive Vice President and General Counsel.
Item 7.01.    Regulation FD Disclosure.
On June 5, 2024, the Company issued a press release announcing that Stacy A. Mitchell had been named as the Company’s Executive Vice President and General Counsel. A copy of the press release has been included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 7.01.
The information furnished in response to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits to this Current Report have been provided herewith (as noted below):

Exhibit	Description
99.1*	Press Release, dated June 5, 2024, issued by American Water Works Company, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL)

* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	June 5, 2024	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer
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